Exhibit 99.1

JOINT FILING AGREEMENT

Pursuant to Rule 13(d)-1(k)(l) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13D need be filed with respect to the ownership by each of the undersigned of the class A limited voting shares of Brookfield Asset Management Ltd.

December 19, 2022

PARTNERS VALUE INVESTMENTS LP, by its general partner, PVI MANAGEMENT TRUST

By:	/s/ Kathy Sarpash
Name: Kathy Sarpash Title: Senior Vice President, General Counsel and Secretary

PARTNERS VALUE SPLIT CORP.

By:	/s/ Kathy Sarpash
Name: Kathy Sarpash Title: Senior Vice President, General Counsel and Secretary

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